UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The Nasdaq Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The Nasdaq Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The Nasdaq Stock Market LLC

8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 5, 2015, certain subsidiaries of Sotherly Hotels Inc. (the “Company”), the sole general partner of Sotherly Hotels LP, entered into a promissory note, loan agreement, and other loan documents to secure a mortgage (the “Mortgage Loan”) on its Georgian Terrace hotel with Bank of America, N.A.

On June 26, 2025, the Company received a Notice of Default (the “Notice”) from the special servicer for the Mortgage Loan. The Notice states that the Company’s subsidiary, SOHO Atlanta LLC, is in default under the note and the loan documents by virtue of, among other things, its failure to pay all amounts when due thereunder, and that the current lender, Wilmington Trust, National Association, as Trustee, will take all such actions as it deems appropriate to protect its interest in the Mortgage Loan and to collect the debt thereunder, including, without limitation, seeking foreclosure and/or reconveyance of its security under the loan documents without further notice or demand except as required pursuant to state law and the loan documents. The Company estimates that the amount of the direct financial obligation, as of July 2, 2025, is approximately $38.0 million.

Item 7.01 Regulation FD Disclosure.

The Company has engaged a consultant to negotiate for an extension of the Mortgage Loan with the special servicer, and proposed extension terms have been provided to the special servicer. The Company intends to continue making interest payments, as well as real estate tax escrow and required reserve payments in the interim.

On July 2, 2025, the Company issued a press release (the “Press Release”) announcing the notice of default. A copy of the Press Release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein. In accordance with General Instruction B.2 and B.6 of Form 8-K, the information included in this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which can be identified by words such as: “may,” “will,” “intend,” “plan,” “continue” and similar references to future periods. All statements, other than statements of historical fact, may be forward-looking statements. They are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Therefore, you should not rely on any of these forward-looking statements. Except as required by law, the Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Sotherly Hotels Inc. dated July 2, 2025, announcing the notice of default.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer